UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2023

Cable One, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Cable One, Inc. (the “Company”) has approved the following changes to the Company’s executive leadership team effective as of October 30, 2023:

●	Michael E. Bowker has been appointed as the Company’s Chief Growth Officer. Mr. Bowker previously served as Chief Operating Officer of the Company since May 2017.

●
Kenneth E. Johnson has been appointed as the Company’s Chief Technology and Innovation Officer. Mr. Johnson previously served as Chief Technology and Digital Officer of the Company since January 2023 and Senior Vice President, Technology Services of the Company from May 2018 through December 2022.

●
Eric M. Lardy has been appointed as the Company’s Vice President of Integrations and Executive Liaison. Mr. Lardy previously served as the Company’s Senior Vice President, Operations and Integration since June 2020.

Following these changes, (i) Mr. Bowker will lead the Company’s efforts to drive revenue and customer growth, including oversight of products, pricing and packaging, market expansion, ad sales, and new growth opportunities; (ii) Mr. Johnson will lead the Company’s efforts with respect to technology and certain other aspects of operations, including customer experience, and field and call center operations; and (iii) Mr. Lardy will transition to lead the Company’s integration efforts in a non-executive officer role.  Additionally, as a result of these changes, the Company will cease to have a Chief Operating Officer role as part of the Company’s executive organizational structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Chief Legal and Administrative Officer

Date: October 30, 2023